Exhibit 10.10

PRIVATE LEASE AGREEMENT

FOR BUSINESS PREMISES - OFFICES

In Athens today, on 6 September 2005, the undersigned, on the one hand, Panagiotis Dimos. Katsadouris, a lawyer, resident of Athens, at 60A Skoufa Str., tel. 36.47.451, acting — in accordance with power of attorney no. 66/13.2.1997 executed by the Holy Monastery and duly ratified by the Holy Supervisory Body of Mount Athos — for the purposes hereof on behalf and in the name of the Holy Monastery of SIMONOS PETRA, which has its domicile on Mount Athos, with TIN 090003860, Tax Office (DOY) of Polygyros, which is legally represented (hereinafter the “lessor”), and on the other hand, the following sociétés anonymes,  having their primary place of business in Vrilissia, Attica, at 3 Pentelis Avenue:

a)     “VELTI Software & Similar Products and Services Société Anonyme”, with the distinctive title “VELTI S.A.”; and

b)    “VELTI Center for Innovation, Venture Capital Société Anonyme”, with the distinctive title “VCI S.A.”;

which are  legally represented by the Chairman of the BoD Mr. Alexandros Moukas, son of Georgios, in accordance with the minutes of the meetings of the Boards of Directors of the above Companies held on 19/08/2005 (hereinafter the “lessees”);

have agreed upon and mutually accepted the following:

The lessor has the full ownership, possession and occupancy, in Amarousion Attica, in a building complex located at 44 Kifisias Avenue, Gravias Street, Granikou Street and Fragoklisias Street, on the one hand, of the first floor of building B of a surface area of 1,080 sq.m., and on the other hand of parking spaces no. 1 to no. 35 in Basement B of the First building of the above complex, which are mentioned under the above details in Contract no. 52304/1998 drafted by Athens Notary Public Mr. Ilias Imellos, and wishes to lease out the above properties to the lessees, subject to the following terms and conditions:

1.     The term of the lease is set to twelve (12) months, from 01/10/2005 to 30/09/2017. The term of the lease can be renewed only based on a written agreement. Should the lessees stay silently in the leased property even for a long time in any other way or without a new written agreement, this shall not be considered as an extension of the term of the lease.

2.     The monthly fee is set to EURO Nineteen Thousand (€ 19,000.00) for the first year, namely from 01/10/2005  30/09/2006, and EURO Twenty One Thousand (€ 21,000.00) for the second year, namely from 01/10/2006 to 30/09/2007. The above lease fee, including any other fee charged to the Lessees in accordance with the law or this agreement, shall be paid as follows: forty per cent (40%) by Velti S.A. and sixty per cent (60%) by VCI S.A. Later on, from 01/10/2007, the lease fee shall be adjusted every year by the amount of change of the Consumer Price Index as set forth by the National Statistical Service of Greece plus one per cent, calculated on the monthly fee paid during the previous year. Should the term of the lease be extended beyond the twelve-month period based on an agreement or a mandatory provision, the lease fee shall be increased every year using the above rate (Consumer Price Index plus one per cent), as calculated on the lease fee of the previous year. The lease fee shall be paid through a deposit made to bank account no. 0026.0234.41.0100934410 maintained with EFG EUROBANK or such other bank account as notified by the lessor in writing.

The lessees have found the above lease fee to be fair and reasonable.

3.     To guarantee appropriate performance of the terms and conditions hereof, the lessees shall place in the hands of the lessor, without interest, the amount of EURO Seventy Five Thousand (€ 75,000.00) as guarantee. To that end, the lessee shall hand over an equal-amount letter of guarantee issued by a bank, no later than 1 October 2005. The lessee shall pay to the lessor on account of the guarantee EURO Twenty Five Thousand (€ 25,000.00) within three months, and EURO Twenty Five Thousand (€ 25,000.00) by 30/06/2006. The letter of guarantee shall be adjusted accordingly when cash payments are made. The total guarantee amount shall be adjusted on an annual basis after the third year, depending on the increase in the lease fee, so that it corresponds to three (3) lease fees plus twenty per cent (20%) for other charges; one monthly fee shall be covered by an equal-amount letter of guarantee at all times and the other two lease fees shall be paid in cash. The total guarantee amount shall be refunded to the lessee following prompt departure from the leased property upon expiry of the term of the lease and on condition that the lessee has fully and appropriately complied with all the terms and conditions hereof and has paid all electricity, water-sewage and telephone bills and joint expenses. It is hereby expressly agreed upon that said guarantee shall not be interest-bearing and may not be offset by the lessees against lease fees under any circumstances.

4.     The leased property shall be used only for Offices for the performance of the lessees’ business activities. Any change to the use of the leased property, or any total or partial sublease, or any cession of the use of the leased property to any third party under any title, with or without remuneration, is prohibited, unless the lessor’s preliminary agreement and consent has been obtained.

5.     The lessees may perform any modification, repair or rearrangement to the leased property to the extent that this is not beyond the agreed use of the leased property. Any such action, irrespective of the resulting consequences, shall remain to the benefit of the leased property, without any right of compensation for the lessees. However, the lessor shall have the right, at discretion, to request that all things are brought back to their former state at the lessees’ expense.

6.     The lessees have examined the leased property and found it to be to their liking and perfectly appropriate for its intended use. Furthermore the lessees shall perform any necessary repair and maintenance on the leased property at their own responsibility and expense, should such repair or maintenance be required for the use of the leased property, at discretion. The lessor, as hereby agreed upon between the parties, shall under no circumstances be liable to indemnify the lessees for delays or problems relating to the use of the leased property as caused by failures of any nature or resulting from any reason whatsoever or from a random event and force majeure.

7.     The lessees are under obligation to make good use of the leased property and shall be liable to make compensation for wear caused to the leased property and jointly used areas by the lessees or their personnel, except for those resulting from normal use. They shall also be under obligation to keep the leased property clean and use it so as not to compromise the quiet, health, work, safety and good morals of other tenants in the building.

8.     The lessees are not allowed to put up any objects in jointly used corridors or areas, or place in the leased property machines which are not in line with the agreed use, or flammable materials, or objects which could harm or pollute the property.

9.     The lessees hereby state that they expressly and unreservedly waive, for the period following expiry of the term of lease, any protection offered by a rent control act (enoikiostasio) or any other protective law, and in particular, they waive any general or special provision enabling them to remain in the leased property even after expiry of the term of the lease, either in the form of compulsory extension of such term or in the form of failure to enforce an eviction judgment which may be passed, on in any other form whatsoever.

10.   The lessees shall fully comply with all the terms and conditions of the Regulation of the building where the leased property is found, of which they have become fully aware and which is considered an inseparable part hereof, and it is hereby expressly agreed upon that any prohibition set forth in the regulation pertaining to the owners shall also pertain to the lessees.

11.   The lessees shall pay the state and municipal taxes and fees (for cleaning, lighting, etc.) charged to the lessees in relation to the leased property, and they shall pay the ENTIRE amount of the stamp duty fee (3.6%) as calculated on the lease fee. Electricity, water and telephone costs shall also be borne by the lessees.

12.   Upon expiry of the term of the lease, the lessees shall hand over the leased property to the lessor, without any reminder, in perfect condition, as justified by its normal use, or they shall be held liable to indemnify the lessor for any damages to the leased property which are not caused by normal use. The lessees shall also indemnify the lessor for any damage to property resulting from a failure to hand it over promptly, upon expiry of the term of the lease, and in addition and cumulatively, they shall also pay, in accordance with the agreed penalty on a daily basis, for every day of delaying in handing over the leased property for any reason whatsoever (force majeure included), an amount equal to 2/30 of the lease fee paid at that time. The lessees shall allow representatives of the lessor to visit the leased property at appropriate times in order to check the condition of the property, on a quarterly basis. During the last month of the term of the lease, they shall allow any persons wishing to lease the property to visit it during working hours, on a daily basis.

13.   Any silent renewal or extension of the term of the lease for any reason whatsoever is strictly prohibited, and should the lessees stay in the leased property after the expiry date of the term of the lease, irrespective of cause, this shall not be considered as a silent renewal or extension. Any lease fee collected by the lessor during that time shall be considered as compensation for the delayed handing over of the leased property and as payment on account of the above-agreed penalty, but it shall not be interpreted as an express or silent extension of the term of the lease.  Upon expiry or termination of the term of this lease or its extended time, the lessor or his representative — acting upon express, unreserved and irrevocable authorization and power of attorney which is hereby provided to him by the lessees — shall have the right to enter the leased property at will and take it over in order to lease it out to a new lessee, providing that the lessees are not using it, or that the term of the lease has expired and the leased property is empty, or that any things existing therein can be transferred to another place.

14.   Any amendment to the conditions set forth herein, including a renewal or extension of the term of the lease, shall be proved only in writing, whereas no other means of proof, oath included, shall be accepted. Should the lessor delay in exercising any of his rights, once or repeatedly, this shall not be interpreted as a waiver of such rights under any circumstances.

15.   Delayed payment of all or part of the lease fee or of any amount due by any of the lessees, resulting from the use of the leased property (stamp duty fee, electricity, water-sewage, telephone bills, joint expenses, etc., as necessary for the operation of the leased property) or breach of any of the conditions set forth herein by any of the lessees, whereas all such conditions are agreed to be materials ones, shall enable the lessor to terminate this lease agreement unilaterally and evict both lessees from the leased property, in accordance with the Code of Civil Procedure.

16.   VELTI S.A. and VCI S.A. shall be held jointly and severally liable to the Lessor for the performance of all the conditions set forth herein, and either of them hereby guarantees performance of such conditions by the other lessee, waiving the right of division or excussion.

Besides, it is hereby expressly agreed upon that this lease of all the leased areas is inseparable and indivisible and either lessee shall not have the right to act independently or/and terminate all or part of the agreement for any reason whatsoever.

Only a joint statement made by both lessees shall bind the lessor, and the latter shall bind both lessees by communicating any document to either of them.

It is hereby expressly agreed upon that any disputes between the parties arising herefrom directly or indirectly shall be settled only by the Courts of Athens (Court of the Peace, Court of First Instance), and the lessees hereby waive any potential right of immunity. The joint representative of the lessees, who has signed this agreement, Mr. Alexandros Moukas, is hereby appointed as their attorney. The lessees may appoint a different attorney through a joint written statement made by both of them.

In witness whereof, this agreement was drafted in three copies, which were signed as follows, and each party received one original, whereas the third one shall be submitted to the competent Tax Office (DOY).

The lessor	The lessees
/s/ D. Katsadouris	Velti S.A.	VCI S.A.
	/s/ A. Moukas	/s/ D. Paneras

PRIVATE AGREEMENT AMENDING THE PRIVATE LEASE AGREEMENT FOR BUSINESS PREMISES-OFFICES

In Athens today, on 25 September 2006, the undersigned, on the one hand, Panagiotis Dimos. Katsadouris, a lawyer, resident of Athens, at 60A Skoufa Str., tel. 36.47.451, acting — in accordance with power of attorney no. 66/13.2.1997 executed by the Holy Monastery and duly ratified by the Holy Supervisory Body of Mount Athos — for the purposes hereof on behalf and in the name of the Holy Monastery of SIMONOS PETRA, which has its domicile on Mount Athos, with TIN 090003860, Tax Office (DOY) of Polygyros, which is legally represented (hereinafter the “lessor”), and on the other hand, the following sociétés anonymes,  having their primary place of business in Vrilissia, Attica, at 44 Kifisias Avenue, (a) “VELTI Software & Similar Products and Services Société Anonyme”, with the distinctive title “VELTI S.A.”, which is legally represented by its CEO Mr. Alexandros Moukas, and (b) “VELTI Center for Innovation, Venture Capital Société Anonyme”, with the distinctive title “VCI S.A.”, which is legally represented by its CEO Mr. Dimitrios Paneras, (hereinafter the “lessees”) have agreed upon and mutually accepted the following:

The lessor has leased out to the lessees, in accordance with PRIVATE LEASE AGREEMENT FOR BUSINESS PREMISES-OFFICES dated 6 September 2005, as it has been amended and is in force in accordance with “AMENDMENT TO PRIVATE LEASE AGREEMENT FOR BUSINESS PREMISES-OFFICES” DATED 13/09/2005 (hereinafter the “Lease Agreement”), the first floor of building B of a surface area of 1,080 sq.m. and parking spaces no. 1 to no. 35 in Basement B of the First building of a building complex located at 44 Kifisias Avenue, Gravias Street, Granikou Street and Fragoklisias Street, in Marousi, Attica (hereinafter the “leased property”).

B.- The lessees and the lessor hereby agree on the following:

1.     Since 1 September, VCI S.A. has ceased being a lessee and a party to the Lease Agreement. Since the above date, VELTI S.A. has become the sole lessee, and the lease of the entire leased property shall continue with VELTI S.A. as the sole lessee, which shall assume all the lessees’ obligations and rights provided for in the Lease Agreement. As a result, the Lease Agreement is hereby amended accordingly, and the following provisions of clause 16 are repealed:

“16. VELTI S.A. and VCI S.A. shall be held jointly and severally liable to the Lessor for the performance of all the conditions set forth herein, and either of them hereby guarantees performance of such conditions by the other lessee, waiving the right of division or excussion.

Besides, it is hereby expressly agreed upon that this lease of all the leased areas is inseparable and indivisible and either lessee shall not have the right to act independently or/and terminate all or part of the agreement for any reason whatsoever.

Only a joint statement made by both lessees shall bind the lessor, and the latter shall bind both lessees by communicating any document to either of them.

… The joint representative of the lessees, who has signed this agreement, Mr. Alexandros Moukas, is hereby appointed as their attorney. The lessees may appoint a different attorney through a joint written statement made by both of them.”

2.     VCI S.A. and the lessor hereby recognize and agree that they hold no claim or demand against each other arising from the Lease Agreement, since the guarantees provided in accordance with the agreement dated 06/09/2005 shall be valid for VELTI S.A. alone from now on.

In witness whereof, this agreement was drafted in three copies, which were signed as follows, and each party received one original, whereas the third one shall be submitted to the competent Tax Office (DOY).

Monthly fee: € 19,000.00.

D. Katsadouris for the HOLY MONASTERY OF SIMONOS PETRA

/s/ D. Katsadouris

A. Moukas for VELTI S.A.

/s/ A. Moukas

D. Paneras for VCI S.A.

/s/ D. Paneras